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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors of
Bestfoods:


We consent to incorporation by reference in the Registration Statements on Forms S-8 (No. 2-48849, 2-92248 and 33-49847) and on Forms S-3 (No. 33-30813,
33-28989, 33-40759, 33-52213, 33-65171 and 333-32971) of Bestfoods of our report dated February 10, 1998, relating to the consolidated balance sheets of Bestfoods and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1997 which report appears in the December 31, 1997 annual report on Form 10-K of Bestfoods.



                                                /S/ KPMG Peat Marwick LLP
                                                ----------------------------
                                                   (KPMG Peat Marwick LLP)


New York, New York
March 26, 1997